UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 4, 2013

Date of Report
(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On September 4, 2013, the Company replaced $350,000 of notes plus accrued interest (total of $380,696) issued to officers and directors of the Company on August 1, 2012 and maturing on August 1, 2014 (“Old Notes”) with four year notes expiring September 4, 2017 (“New Notes”). The issue of the Old Notes was reported on Form 8-K with a report date of August 1, 2012. The Old Notes had a simple interest rate of 8% and were callable by the Holder. The Old Notes were convertible into common stock at the option of the holder at $2.44 per share as long as warrants previously issued to Hudson Bay Capital Master Fund are outstanding, or at $2.00 per share if the Hudson Bay Warrants are no longer outstanding. The Hudson Bay Capital Master Fund warrants expire on May 20, 2016. The New Notes are convertible into common stock at the option of the holder at $2.44 per share as long as warrants previously issued to Hudson Bay Capital Master Fund are outstanding, or at the closing market price on the date of note issue of $1.25 per share. The New Notes have an interest rate of 8% that compounds at the end of each quarter. The New Notes have a holder call provision that becomes effective on September 4, 2014. The New Notes are secured by all of the assets of the Company and are subordinated to amounts outstanding under the Company’s working capital bank line of credit with Silicon Valley Bank. A Form of the New Note is attached as Exhibit 10.1. The original issue of notes on August 1, 2012 was in the amount of $400,000. At the option of individual holders, $25,000 of notes was not replaced and $25,000 in notes was previously repaid.

On September 4, 2013, the Company also replaced $350,000 of notes plus accrued interest (total of $371,929) issued to a director of the Company at various dates in November and December 2012 and maturing on August 1, 2014 with four year notes expiring September 4, 2017. The issue of the original notes was reported on Form 8-K with a report date of November 5, 2012. The original notes were identical to the Old Notes issued on August 1, 2012 including a current holder call provision, except that the conversion price of the note if the Hudson Bay Warrants are no longer outstanding was equal to the closing market price on the various note issue dates and averaged $1.04 per share. The replacement note is convertible into common stock at the option of the holder at $2.44 per share as long as warrants previously issued to Hudson Bay Capital Master Fund are outstanding, or at the closing market price on the date of note issue of $1.25 per share, has no holder call provision, and has an interest rate compounding at the end of each quarter of 18%. The New Note is secured by all of the assets of the Company and is subordinated to amounts outstanding under the Company’s working capital bank line of credit with Silicon Valley Bank. A copy of the replacement note is attached as Exhibit 10.2.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of the Convertible Subordinated Notes, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Securities to be issued upon conversion of the Notes into common stock will not be registered under the Securities Act. The securities issuable upon conversion of the Notes are being sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These securities may not be offered or sold in the United States absent registration under, or an exemption from, the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Convertible Subordinated Note replacing the notes dated August 1, 2012
10.2	Copy of Convertible Subordinated Note replacing the notes dated Nov/Dec 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: September 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Convertible Subordinated Note replacing the notes dated August 1, 2012
10.2	Copy of Convertible Subordinated Note replacing the notes dated Nov/Dec 2012